Exhibit 10.1

February 27, 2003

Jim Levine
4817 N. Greentree Dr. E.
Litchfield Park, AZ  85340

Dear Jim:

As a supplement to your Employment Agreement dated October 11, 2002 the following clarifies the benefit items that the Pinnacle West Board has approved for you:

     o Pension - Add 5 years of service effective 1/2002 and each subsequent year 3% will be added to the percent of average monthly wage you'll receive until the 70% benefit is reached:

          -    18  years of  service  in 2002  (3%x10  - 30% + 2%x8 = 16%),  46%
               pension benefit

          -    2002     +5 years at 2%     46%
          -    2002     +3%                49%
          -    2003     +3%                52%
          -    2004     +3%                55%  age 55
          -    2005     +3%                58%
          -    2006     +3%                61%
          -    2007     +3%                64%
          -    2008     +3%                67%
          -    2009     +3%                70%  age 60

     o Additional years of service will count towards the percentage of your premium costs for retiree medical coverage.

If you have any questions, please feel free to contact me.

                                        Sincerely,

                                        William J. Post

WP/DO/ch
cc: Armando Flores